SECRETARY OF STATE


                                 STATE OF NEVADA





                                CORPORATE CHARTER


I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that ABC FUNDING, INC. did on May 13, 2004 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada




                             IN WITNESS WHEREOF, I have hereunto set my hand and affixedthe Great Seal of State, at my office, in Carson City, Nevada on May 13, 2004


                           /s/ Dean Heller
                               Dean Heller
                               Secretary of State

                           By
                               Certification Clerk

                                  Exhibit 3.1a
         ARTICLES OF INCORPORATION AS FILED IN NEVADA WITH SECRETARY OF
                               STATE CERTIFICATION

                                       OF
                                ABC FUNDING, INC.
KNOW ALL BY THESE PRESENTS:
         That the undersigned, desiring to be incorporated as a Corporation in accordance with the laws of the State of Nevada, hereby certifies and adopts the following Articles of Incorporation, the terms whereof have been agreed upon to be equally obligatory upon the party signing this instrument and all others who may from time to time hereinafter become members of this Corporation and who may hold stock therein.


                                    ARTICLE I

         The name of the corporation is: ABC Funding, Inc.

                                   ARTICLE II

         The name and address of the resident agent of the corporation is:
                  NEVADA CORPORATE CENTER, INC.
                  2775 Old Highway 40/ Box 1450
                  Verdi, Nevada 89439

         Principal and branch offices may hereinafter be established at such place or places, either within or without the State of Nevada, as may from time to time be determined by the Board of Directors.

                                   ARTICLE III

         The nature and purpose of this business shall be to conduct any lawful activity as governed by the laws of the State of Nevada.

                                   ARTICLE IV

         (a) The Corporation shall be authorized to issue the following shares:

         Class               Number of Shares              Par Value

         Common               24,000,000                    $.001

         Preferred             1,000,000                    $.001

         (b) The designations and the powers, preferences and rights, and the qualifications and restrictions thereof are as follows:

         (1) The Preferred Shares shall be issued from time to time in one or more series, with such distinctive serial designations as shall be stated and expressed in the resolution or resolutions providing for the issue of such shares from time to time adopted by Board of Directors; and in such resolution or resolutions providing for the issue of shares of each particular series, the Board of Directors is expressly authorized to fix the annual rate or rates of dividends for the particular series; the dividend payment dates for the particular series and the date from which dividends on all shares of such series issued prior to the record date for the first dividend payment date shall be cumulative; the redemption price or prices for the particular series; the voting powers for the particular series, the rights, if any, of holders of the shares of the particular series to convert the same into shares of any other series or class or other securities of the corporation, with any provisions for the subsequent adjustment of such conversion rights; and to classify or reclassify any unissued preferred shares by fixing or altering from time to time any of the foregoing rights, privileges and qualifications.

         (2) All the Preferred shares of any one series shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and all Preferred shares shall be of equal rank, regardless or series, and shall be identical in all respects except as to the particulars fixed by the Board as hereinabove provided or as fixed herein.

         (3) No holder of any of the shares of any class of the Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the Corporations which the Corporation proposes to issue or any rights or options which the Corporation proposes to grant for the purchase of shares of any class of the Corporation or for the purchase of any shares, bonds, securities, or obligations of the Corporations which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the Corporation; and any and all of such shares, bonds, securities, or obligations of the Corporation, whether now or hereafter authorized or created may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

         (4) The capital stock of this corporation shall be nonassessable and shall not be subject to assessment to pay the debts of the corporation. Shares are issued without cumulative voting rights and without any preemptive rights

                  Pursuant to NRS 78 385 and NRS 78 390, and any successor statutory provisions, the Board of Directors is authorized to adopt a resolution to increase, decrease, add, remove or otherwise alter any current or additional classes or series of this Corporation's capital stock by a board resolution amending these Articles, in the Board of Directors' sole discretion for increases or decreases of any class or series of authorized stock where applicable pursuant to NRS 78 207 and any successor statutory provision, or otherwise subject to the approval of the holders of at least a majority of shares having voting rights, either in a special meeting or the next annual meeting of shareholders. Notwithstanding the foregoing, where any share of any class or series would be materially or adversely affected by such change, shareholder approval by the holders of at least a majority of such adversely affected shares must also be obtained before filing an amendment with the Office of the Secretary of State of Nevada.

                                    ARTICLE V

                  Members of the governing Board shall be known and styled as "Directors" and the number thereof shall be one (1) and may be increased or decreased from time to time pursuant to the By-Laws.

                  The name and address of the first Board of Directors is as follows:
                                  Harold Barson
                               9169 South 300 West
                                 Sandy, UT 84070

                  The number of members of the Board of Directors shall not be less than one (1) or more than thirteen (13).

                  The officers of the corporation shall be a President, Secretary, and Treasurer. The Corporation may have such additional officers as may be determined from time to time in accordance with the By-Laws. The officers shall have the powers, perform the duties, and be appointed as may be determined in accordance with the By-Laws and laws of the State of Nevada. Any person may hold two (2) or more offices in said corporation.

                                   ARTICLE VI

                  The corporation shall have perpetual succession by its corporate name and shall have all the powers herein enumerated or implied herefrom and the powers now provided or which may hereinafter be provided by law for corporations in the State of Nevada.

                                   ARTICLE VII

                  No stockholder shall be liable for the debts of the corporation beyond the amount which may be due or unpaid upon any share or shares of stock of said corporation owned by that person.

                                  ARTICLE VIII

                  Each shareholder entitled to vote at any election for directors shall have the right to vote, in person or by proxy, the number of share owned by such shareholder for each director to be elected. Shareholders shall not be entitled to cumulate their votes.


                                   ARTICLE IX

                  The Directors shall have the powers to make and alter the By-Laws of the corporation. By-Laws made by the Board of Directors under the powers so conferred may be altered, amended, or repealed by the Board of Directors or by the stockholders at any meeting called and held for that purpose.

                                    ARTICLE X

                  The corporation specifically elects not to be governed by NRS
78.411 to NRS 78.444 inclusive and successor statutory provisions.

                                   ARTICLE XI

                  The corporation shall indemnify all directors, officers, employees, and agents to the fullest extent permitted by Nevada law as provided within NRS 78.7502 and NRS 78.751 or any other law then in effect or as it may hereafter be amended.

                  The Corporation shall indemnify each present and future director, officer, employee, or agent of the corporation who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed, or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including but not limited to attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding or settlement, provided such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

                  The expenses of directors, officers employees or agent of the Corporation incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding if and only if the director, officer or employee or agent undertakes to repay said expenses to the Corporation if it is ultimately determined by a court of competent jurisdiction, after exhaustion of all appeals therefrom, that he is not entitled to be indemnified by the Corporation.

                  The indemnification shall be applied, and any advancement of expenses to or on behalf of any director, officer, employee or agent must be returned to the Corporation, if a final adjudication establishes that the persons' acts or omissions involved a breach of fiduciary duties, where applicable, intentional misconduct, fraud, or a knowing violation of the law which was material to the cause of action.

                                   ARTICLE XII

                  The name and address of the incorporator of this corporation is:

                                Cammie Warburton
                        2248 Meridian Boulevard, Suite H
                              Minden, Nevada 89423

         IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation of ABC Funding, Inc.

                                                     /s/
                                                     ---------------------------
                                                     CAMMIE WARBURTON